SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2009
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road
Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On December 21, 2009, the Compensation Committee of the Registrant’s Board of Directors made a discretionary grant of stock to members of the Registrant’s management, including to the executive officers as follows:

Shares of Stock Granted
Joe F. Sanderson, Jr. Chairman and CEO	3,100
Lampkin Butts President and COO	1,400
D. Michael Cockrell Treasurer and CFO	1,400
James A. Grimes Secretary and CAO	530

     The shares granted have a value equal to 10% of the average base salary for positions in the officer’s management level, divided by a $38 stock price per share. The Committee determined to make the award in light of the Company’s outstanding performance in fiscal 2009 under extremely difficult conditions.
     The following description of the agreement relating to these awards is necessarily not complete, and reference is made to the form of agreement itself, which will be filed as an exhibit to the Registrant’s next 10-Q report.
     The form of agreement that the Registrant entered into provides for the grant of a specified number of shares of stock to the participant for no additional consideration, subject to the following terms and conditions:
•	Fifty percent of the shares granted vested at the time of the grant. The remaining fifty percent is subject to a one-year restricted period.
•	The unvested stock may not be sold or transferred during the restricted period except by will or inheritance.
•	The restricted period ends and unvested shares fully and immediately vest if a change of control in the Registrant occurs or if the participant dies, retires or becomes disabled during the restricted period.
•	Rights to the unvested shares are forfeited if the participant’s employment terminates for any other reason prior to the end of the restricted period, or if the board determines that the participant has engaged in specified detrimental conduct or activity while employed with the Registrant or in the two-year period following his or her voluntary termination or termination for cause. If a participant’s shares have already vested, he or she must repay the Registrant the fair market value of his or her shares that is specified in his or her restricted stock agreement.
•	During the restricted period, the participant is entitled to vote the shares and receive dividends.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC. (Registrant)
Date: December 24, 2009	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer